AMERIPRIME ADVISORS TRUST

                        INVESTMENT SUB-ADVISORY AGREEMENT

          INVESTMENT SUB-ADVISORY AGREEMENT, dated as of ________, 2000, between Riccardi Group LLC, a ___________ limited liability company (the "Adviser"), and Thomas J. Herzfeld Advisors, Inc., a ________ corporation (the "Sub-Adviser").

      WHEREAS, the Adviser acts as the investment Adviser to the Master High Yield Bond Fund (the "Fund"), a series of AmeriPrime Advisors Trust, an Ohio business trust (the "Trust"), pursuant to a management agreement dated as of _____________, 2000 (the "Management Agreement");

      WHEREAS, the Management Agreement provides that Adviser may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers; and

      WHEREAS, the Adviser desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. .SUB-ADVISORY SERVICES.

a. The Sub-Adviser shall, subject to the supervision of the Adviser, provide investment ideas and recommendations for the management of the investment portfolio of the Fund. The Sub-Adviser shall provide investment ideas and recommendations to the Fund in conformity with the Fund's investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board or Adviser may from time to time establish. The Adviser in its discretion and without prior consultation with the Sub-Advisor is responsible, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund in accordance with the Management Agreement.

b. The Sub-Adviser shall be available to the Investment Adviser to consult on [no less than a weekly] [an as needed] basis regarding the investment portfolio of the Fund.

c. The Sub-Adviser shall provide to the Adviser a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time.

SECTION 2...EXPENSES OF THE SUB-ADVISER. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement. The Sub-Adviser shall not be liable for any expenses of the Adviser or the Fund.

SECTION 3...COMPENSATION OF THE SUB-ADVISER. For the services provided pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee at the annual rate of ___% of the average value of the Fund's daily net assets. This fee for each month will be paid to the Sub-Adviser during the succeeding month.

      The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

SECTION 4...LIABILITY OF THE SUB-ADVISER. Neither Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of Sub-Adviser, or one under Sub-Adviser's control or direction, even though paid by Sub-Adviser.

SECTION 5...DURATION AND TERMINATION. The term of this Agreement shall begin on the date of this Agreement and shall continue in effect for a period of two years from the date of its execution. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities of the Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of the Adviser, the Sub-Adviser or the Trust, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated, without the payment of any penalty, by a) the Adviser with the consent of the Trust's Board of Trustees, b) the Trust's Board of Trustees, or c) vote of a majority of the outstanding voting securities of the Fund, in any such case on 30 days' written notice to the Sub-Adviser. The Agreement may be terminated, without the payment of any penalty, by the Sub-Adviser at any time, on 90 days' written notice to the Adviser. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

SECTION 6...AMENDMENT. This Agreement may be amended by mutual consent of the Adviser, the Sub-Adviser and the Trust, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trustee who are not parties to this Agreement or interested persons of the Adviser, the Sub-Adviser or the Trust, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities of the Fund.

SECTION 7...NOTICES. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at P.O. Box 161465, Miami, Florida 33116 and to the Adviser at 340 Sunset Drive, Ft. Lauderdale, Florida 33301, or at such other address or to such other individual as shall be specified by the party to be given notice.

SECTION 8...QUESTIONS OF INTERPRETATION

 ......(a) This Agreement shall be governed by the laws of the State of Ohio.

 ......(b) For the purpose of this Agreement,  the terms "assignment,"  "majority of the outstanding voting securities," "control" and "interested person" shall have their respective meanings as defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934.

 ...... ......(c) Any question of interpretation of any term or provision of this
     Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

SECTION 9...SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

SECTION 10..COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 11..BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

SECTION   12..CAPTIONS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereto for otherwise affect their construction or effect.

          SECTION 13. CHANGE OF CONTROL. Sub-Adviser undertakes to notify Adviser ------------------ and the Trust in writing sufficiently in advance of any change of control, as will enable the Trust to consider whether an assignment would occur.

SECTION 14..OTHER BUSINESS. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date and year first above written.

RICCARDI GROUP LLC                             THOMAS J. HERZFELD ADVISORS, INC.

By:   ......                              By:
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Name: ......                                    Name:
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Title: .....                                    Title:
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